EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 33-90932 on Form S-8, and Registration Statement No. 333-3132 on Form S-8 of our report dated March 3, 1997, March 6 ,1998, as to Notes 1 and 5 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Notes 1 and 5), appearing in the Annual Report on Form 10-K/A of Kelley Oil & Gas Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Houston, Texas
March 30, 1998